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                                                                    EXHIBIT 21-1


                              CKE RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES


Set forth below is a list of the Registrant's subsidiaries as of January 25, 1999:


                                                                           Control by
                                       Jurisdiction of            --------------------------
  Name of Subsidiary                    Organization               Registrant    Subsidiary
-----------------------                ---------------            ------------  ------------
Carl Karcher Enterprises, Inc.           California                   100%
Boston Pacific, Inc.                     California                   100%
CBI Restaurants, Inc.                     Delaware                    100%
Taco Bueno Restaurants, Inc.                Texas                                 100%
Taco Bueno Equipment Company                Texas                                 100%
Taco Bueno West, Inc.                     Delaware                                100%
Taco Bueno Texas, L.P.                      Texas                                 100%
Hardee's Food Systems, Inc.            North Carolina                 100%
Flagstar Enterprises, Inc.                 Alabama                    100%
Spardee's Realty, Inc.                     Alabama                                100%
Fast Food Restaurants, Inc.             Pennsylvania                              100%
HFS Ventures, Inc.                     North Carolina                             100%
HED, Inc.                              North Carolina                             100%
HFS Georgia, Inc.                          Georgia                                100%
Central Iowa Food Systems, Inc.             Iowa                                  100%
Hardee's at Onslow Mall, Inc.          North Carolina                             100%
Burger Chef Systems, Inc.              North Carolina                             100%
1233 Corporation                            Ohio                                  100%
Hardee's Food Systems LTD,               Switzerland                                98%
  Fribourg
Hardee's REIT I                           Delaware                                100%
Hardee's REIT II                          Delaware                                100%
CKE REIT I, Inc.                          Delaware                    100%
CKE REIT II, Inc.                         Delaware                    100%
Carl's Jr. Region VIII, Inc.              Delaware                                100%